As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-101186

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ProQuest Company

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	36-3580106
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 N. Zeeb Road

Ann Arbor, MI 48103

(Address of Principal Executive Offices)

PROQUEST COMPANY

1995 STOCK OPTION PLAN, AS AMENDED

2003 PROQUEST COMPANY

STRATEGIC PERFORMANCE PLAN

(Full Title of the Plans)

TODD W. BUCHARDT

GENERAL COUNSEL AND SECRETARY

300 N. Zeeb Road

Ann Arbor, MI 48103

(Name and Address of Agent for Service)

(734) 997-4905

(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On March 5, 2003, the Board of Directors approved the 2003 Proquest Company Strategic Performance Plan (the “Plan”) and submitted it to the Company’s stockholders for approval at the Annual Meeting on May 21, 2003. This Plan does not increase the number of shares of Common Stock to be used under it, but rather uses the shares of the Common Stock remaining under the Company’s 1995 Stock Option Plan, as amended, which shares were registered under this Registration Statement. This Post-Effective Amendment No. 1 adds the 2003 Proquest Company Strategic Performance Plan to this Registration Statement.

Item 8. Exhibits

Reference is made to the Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized in the City of Ann Arbor, State of Michigan, on the 28th day of August, 2003.

ProQuest Company

By:	/S/ ALAN A. ALDWORTH
Alan A. Aldworth President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons or their attorneys-in-fact in the capacities indicated on August 28, 2003.

Signature	Title

/s/ James P. Roemer	Chairman of the Board
James P. Roemer

/s/ Alan Aldworth	President and Chief Executive Officer
Alan Aldworth

/s/ Kevin Gregory	Senior Vice President and Chief Financial Officer
Kevin Gregory

/s/ David Bonderman*	Director
David Bonderman

/s/ David G. Brown*	Director
David G. Brown

/s/ William E. Oberndorf*	Director
William E. Oberndorf

/s/ Gary L. Roubos*	Director
Gary L. Roubos

/s/ John H. Scully*	Director
John H. Scully

/s/ William J. White*	Director
William J. White

*By Todd Buchardt as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney were previously filed as part of this Registration Statement.

By:	/S/ TODD BUCHARDT
Todd Buchardt As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4	2003 Proquest Companys Strategic Performance Plan (filed herewith)